Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE
Media relations contact: Charles Coleman, (626) 302-7982
Investor relations contact: Scott Cunningham, (626) 302-2540

Edison International Reports Fourth Quarter and Full-Year 2016 Results;
Introduces 2017 Earnings Guidance

ROSEMEAD, Calif., February 21, 2017 - Edison International (NYSE: EIX) today reported fourth quarter 2016 net income of $345 million, or $1.06 per share, compared to a net loss of $79 million, or $0.24 loss per share, in the fourth quarter 2015. As adjusted, fourth quarter 2016 core earnings were $332 million, or $1.02 per share, compared to core earnings of $287 million, or $0.88 per share, in the fourth quarter 2015.
Southern California Edison's (SCE) fourth quarter 2016 net income increased by $419 million, or $1.29 per share, from the fourth quarter 2015. SCE's increase in net income consisted of $49 million of higher core earnings and $370 million of higher non-core earnings. The increase in core earnings was due to an increase in revenue from the escalation mechanism as set forth in the 2015 General Rate Case (GRC) and lower operations and maintenance expenses, partially offset by higher net financing costs and tax expense. There were no SCE non-core items in the fourth quarter 2016 results. Fourth quarter 2015 SCE core earnings excluded losses of $370 million, or $1.14 per share. This is primarily related to the $382 million, or $1.18 per share, write-down of SCE deferred income tax regulatory asset from certain 2012-2014 tax repair deductions.
Fourth quarter 2016 losses from continuing operations at Edison International Parent and Other increased by $16 million, or $0.05 per share, compared to fourth quarter 2015. This increase consisted of $4 million of higher core losses and $12 million of non-core income related to the fourth quarter 2015. The higher core losses reflected lower revenue from Edison Capital's affordable housing investment portfolio, partially offset by lower corporate expenses. There were no non-core items in the fourth quarter 2016 for Edison International Parent and Other. Fourth quarter 2015 non-core items included income of $10 million, or $0.03 per share, related to the completion of the sale of Edison Capital's affordable housing investment portfolio and $2 million, or $0.01 per share, of income under the hypothetical liquidation at book value (HLBV) accounting method. Additionally, Edison International recorded $13 million of income, or $0.04 per share, and losses of $8 million, or $0.02 per share, from discontinued operations for the fourth quarter 2016 and fourth quarter 2015, respectively.
“Edison International delivered excellent fourth quarter and full-year results at the high end of our guidance range, led by SCE’s strong operating performance,” said Pedro Pizarro, Edison International president and chief executive officer. “Additionally, we have introduced 2017 earnings guidance with the midpoint above consensus analyst estimates.”

Full Year Earnings
For 2016, Edison International reported net income of $1,311 million, or $4.02 per share, compared to $1,020 million, or $3.13 per share, in 2015. On an adjusted basis, Edison International’s core earnings were $1,294 million, or $3.97 per share, compared to $1,336 million, or $4.10 per share, in 2015.

Edison International Reports Fourth Quarter and Full-Year 2016 Financial Results

SCE’s 2016 net income increased $378 million, or $1.16 per share, from 2015. SCE's increased net income consisted of $8 million, or $0.02 per share, of higher core earnings and $370 million, or $1.14 per share, of higher non-core earnings. The increase in core earnings was due to an increase in revenue from the escalation mechanism as set forth in the 2015 GRC and lower operations and maintenance expenses, partially offset by higher net financing costs and tax expense. There were no non-core items in 2016 SCE results. 2015 SCE core earnings excluded losses of $370 million, or $1.14 per share. This loss primarily related to the $382 million, or $1.18 per share, write-down of SCE deferred income tax regulatory asset from certain 2012-2014 tax repair deductions.
Edison International Parent and Other losses from continuing operations for 2016 increased by $64 million, or $0.19 per share, compared to 2015. This increase consisted of $50 million, or $0.15 per share, of higher core losses and $14 million, or $0.04 per share, of higher non-core losses. During the second quarter 2016, Edison International Parent and Other recorded an after-tax charge of $13 million, or $0.04 per share, related to the buy-out of an earn-out provision with the former shareholders of a company acquired by Edison Energy at the end of 2015. In addition, higher core losses reflected higher Edison Energy Group operating and development costs and lower results at SoCore Energy. Results during 2015 included income from Edison Capital's investments in affordable housing projects, which were sold at the end of 2015.
Edison International Parent and Other's non-core items for 2016 included income of $5 million, or $0.02 per share, compared to income of $9 million, or $0.03 per share, for 2015 related to losses under the HLBV accounting method. During 2015, Edison International Parent and Other recorded non-core income of $10 million, or $0.03 per share, related to the completion of the sale of Edison Capital's affordable housing investment portfolio. Additionally, Edison International recorded income of $12 million, or $0.03 per share, and $35 million, or $0.11 per share, from discontinued operations for 2016 and 2015, respectively.
Edison International uses core earnings, which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic GAAP earnings.
2017 Earnings Guidance
The company announced basic and core earnings guidance of $4.04 to $4.24 per share for 2017. See the presentation accompanying the company’s conference call for further information including key guidance assumptions.
2017 Basic and Core Earnings Guidance as of February 21, 2017

	Low	Midpoint	High
SCE		$4.39
EIX Parent & Other		(0.25)
EIX Basic EPS	$4.04	$4.14	$4.24
Less: Non-Core Items	-	-	-
EIX Core EPS	$4.04	$4.14	$4.24

About Edison International
Edison International (NYSE:EIX), through its subsidiaries, is a generator and distributor of electric power, as well as a provider of energy services and technologies, including renewable energy. Headquartered in Rosemead, Calif., Edison International is the parent company of Southern California Edison, one of the nation’s largest electric utilities. Edison International is also the parent company of Edison Energy Group, a portfolio of competitive businesses that provide commercial and industrial customers with energy management and procurement services and distributed solar generation. Edison Energy Group companies are independent from Southern California Edison.

Edison International Reports Fourth Quarter and Full-Year 2016 Financial Results

Appendix

Use of Non-GAAP Financial Measures
Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.
Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.
Safe Harbor Statement
Statements contained in this release about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this release, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the:

•	ability of SCE to recover its costs in a timely manner from its customers through regulated rates, including costs related to San Onofre and proposed spending on grid modernization;

•
decisions and other actions by the CPUC, the FERC, the NRC and other regulatory authorities, including the determinations of authorized rates of return or return on equity, approval of proposed spending on grid modernization, the outcome of San Onofre CPUC proceedings, and delays in regulatory actions;

•
risks associated with cost allocation, including the potential movement of costs to certain customers, caused by the ability of cities, counties and certain other public agencies to generate and/or purchase electricity for their local residents and businesses, along with other possible customer bypass or departure due to increased adoption of distributed energy resources or technological advancements in the generation, storage, transmission, distribution and use of electricity, and supported by public policy, government regulations and incentives;

•
risks inherent in the construction of SCE’s transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), and governmental approvals;

•
ability to obtain sufficient insurance, including insurance relating to SCE's nuclear facilities and wildfire-related liability, and to recover the costs of such insurance or in the absence of insurance the ability to recover uninsured losses; and

•	risks associated with the decommissioning of San Onofre, including those related to public opposition, permitting, governmental approvals, and cost overruns.

Edison International Reports Fourth Quarter and Full-Year 2016 Financial Results

Other important factors are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K, most recent Form 10-Q, and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this news release.

These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances.
Reminder: Edison International Will Hold a Conference Call Today
When:    Tuesday, February 21, 2017, 1:30 p.m. (Pacific Time)
Telephone Numbers:    1-800-369-2198 (US) and 1-773-756-4618 (Int'l) - Passcode: Edison
Telephone Replay:    1-800-873-2041 (US) and 1-203-369-4005 (Int’l) - Passcode: 26421
Telephone replay available through March 7, 2017
Webcast:     www.edisoninvestor.com

Edison International Reports Fourth Quarter and Full-Year 2016 Financial Results

Fourth Quarter and Full-Year Reconciliation of
Core Earnings Per Share to Basic Earnings Per Share

	Three months ended December 31,			Years ended December 31,
	2016	2015	Change	2016	2015	Change
Earnings (loss) per share attributable to Edison International
Continuing operations
SCE	$1.04	$(0.25)	$1.29	$4.22	$3.06	$1.16
Edison International Parent and Other	(0.02)	0.03	(0.05)	(0.23)	(0.04)	(0.19)
Discontinued operations	0.04	(0.02)	0.06	0.03	0.11	(0.08)
Edison International	1.06	(0.24)	1.30	4.02	3.13	0.89
Less: Non-core items
SCE	—	(1.14)	1.14	—	(1.14)	1.14
Edison International Parent and Other	—	0.04	(0.04)	0.02	0.06	(0.04)
Discontinued operations	0.04	(0.02)	0.06	0.03	0.11	(0.08)
Total non-core items	0.04	(1.12)	1.16	0.05	(0.97)	1.02
Core earnings (losses)
SCE	1.04	0.89	0.15	4.22	4.20	0.02
Edison International Parent and Other	(0.02)	(0.01)	(0.01)	(0.25)	(0.10)	(0.15)
Edison International	$1.02	$0.88	$0.14	$3.97	$4.10	$(0.13)
Note: Diluted earnings were $1.05 and $(0.24) per share for the three months ended December 31, 2016 and 2015, respectively, and $3.97 and $3.10 per share for the years ended December 31, 2016 and 2015, respectively. An accounting standards update on share-based payments was adopted in the fourth quarter of 2016, effective January 1, 2016. The fourth quarter 2016 basic and dilutive EPS adjusted for the retroactive adoption would have been $1.01 and $1.00, respectively.
Fourth Quarter and Full-Year Reconciliation of
Core Earnings to Basic Earnings (in millions)

	Three months ended December 31,			Years ended December 31,
(in millions)	2016	2015	Change	2016	2015	Change
Net income (loss) attributable to Edison International
Continuing operations
SCE	$339	$(80)	$419	$1,376	$998	$378
Edison International Parent and Other	(7)	9	(16)	(77)	(13)	(64)
Discontinued operations	13	(8)	21	12	35	(23)
Edison International	345	(79)	424	1,311	1,020	291
Less: Non-core items
SCE	—	(370)	370	—	(370)	370
Edison International Parent and Other	—	12	(12)	5	19	(14)
Discontinued operations	13	(8)	21	12	35	(23)
Total non-core items	13	(366)	379	17	(316)	333
Core earnings (losses)
SCE	339	290	49	1,376	1,368	8
Edison International Parent and Other	(7)	(3)	(4)	(82)	(32)	(50)
Edison International	$332	$287	$45	$1,294	$1,336	$(42)
Note: Due to the accounting standards update on share-based payments adopted in the fourth quarter of 2016, effective January 1, 2016, the fourth quarter net income adjusted for the retroactive adoption would have been $329 million.

Edison International Reports Fourth Quarter and Full-Year 2016 Financial Results

Consolidated Statements of Income			Edison International
	Quarters ended December 31,		Years ended December 31,
(in millions, except per-share amounts)	2016	2015	2016	2015
Total operating revenue	$2,884	$2,341	$11,869	$11,524
Purchased power and fuel	951	618	4,527	4,266
Operation and maintenance	779	830	2,868	2,990
Depreciation, decommissioning and amortization	504	467	2,007	1,919
Property and other taxes	84	81	354	336
Impairment and other charges	—	5	21	5
Total operating expenses	2,318	2,001	9,777	9,516
Operating income	566	340	2,092	2,008
Interest and other income	27	58	123	174
Interest expense	(150)	(136)	(581)	(555)
Other expenses	(17)	(18)	(44)	(59)
Income from continuing operations before income taxes	426	244	1,590	1,568
Income tax expense	63	291	177	486
Income (loss) from continuing operations	363	(47)	1,413	1,082
Income (loss) from discontinued operations, net of tax	13	(8)	12	35
Net income (loss)	376	(55)	1,425	1,117
Preferred and preference stock dividend requirements of utility	31	29	123	113
Other noncontrolling interests	—	(5)	(9)	(16)
Net income (loss) attributable to Edison International common shareholders	$345	$(79)	$1,311	$1,020
Amounts attributable to Edison International common shareholders:
Income (loss) from continuing operations, net of tax	$332	$(71)	$1,299	$985
Income (loss) from discontinued operations, net of tax	13	(8)	12	35
Net income (loss) attributable to Edison International common shareholders	$345	$(79)	$1,311	$1,020
Basic earnings (loss) per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding	326	326	326	326
Continuing operations	$1.02	$(0.22)	$3.99	$3.02
Discontinued operations	0.04	(0.02)	0.03	0.11
Total	$1.06	$(0.24)	$4.02	$3.13
Diluted earnings (loss) per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding, including effect of dilutive securities	330	328	330	329
Continuing operations	$1.01	$(0.22)	$3.94	$2.99
Discontinued operations	0.04	(0.02)	0.03	0.11
Total	$1.05	$(0.24)	$3.97	$3.10
Dividends declared per common share	$0.5425	$0.4800	$1.9825	$1.7325

Edison International Reports Fourth Quarter and Full-Year 2016 Financial Results

Consolidated Balance Sheets	Edison International

	December 31,
(in millions)	2016	2015
ASSETS
Cash and cash equivalents	$96	$161
Receivables, less allowances of $62 for uncollectible accounts at both dates	714	771
Accrued unbilled revenue	370	565
Inventory	239	267
Derivative assets	73	79
Regulatory assets	350	560
Other current assets	281	251
Total current assets	2,123	2,654
Nuclear decommissioning trusts	4,242	4,331
Other investments	83	203
Total investments	4,325	4,534
Utility property, plant and equipment, less accumulated depreciation and amortization of $9,000 and $8,548 at respective dates	36,806	34,945
Nonutility property, plant and equipment, less accumulated depreciation of $99 and $85 at respective dates	194	140
Total property, plant and equipment	37,000	35,085
Derivative assets	1	84
Regulatory assets	7,455	7,512
Other long-term assets	415	360
Total long-term assets	7,871	7,956

Total assets	$51,319	$50,229

Edison International Reports Fourth Quarter and Full-Year 2016 Financial Results

Consolidated Balance Sheets	Edison International

	December 31,
(in millions, except share amounts)	2016	2015
LIABILITIES AND EQUITY
Short-term debt	$1,307	$695
Current portion of long-term debt	981	295
Accounts payable	1,342	1,310
Accrued taxes	50	72
Customer deposits	269	242
Derivative liabilities	216	218
Regulatory liabilities	756	1,128
Other current liabilities	991	967
Total current liabilities	5,912	4,927
Long-term debt	10,175	10,883
Deferred income taxes and credits	8,327	7,480
Derivative liabilities	941	1,100
Pensions and benefits	1,354	1,759
Asset retirement obligations	2,590	2,764
Regulatory liabilities	5,726	5,676
Other deferred credits and other long-term liabilities	2,102	2,246
Total deferred credits and other liabilities	21,040	21,025
Total liabilities	37,127	36,835
Commitments and contingencies
Redeemable noncontrolling interest	5	6
Common stock, no par value (800,000,000 shares authorized; 325,811,206 shares issued and outstanding at respective dates)	2,505	2,484
Accumulated other comprehensive loss	(53)	(56)
Retained earnings	9,544	8,940
Total Edison International's common shareholders' equity	11,996	11,368
Noncontrolling interests – preferred and preference stock of utility	2,191	2,020
Total equity	14,187	13,388

Total liabilities and equity	$51,319	$50,229

Edison International Reports Fourth Quarter and Full-Year 2016 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Years ended December 31,
(in millions)	2016	2015	2014
Cash flows from operating activities:
Net income	$1,425	$1,117	$1,721
Less: Income from discontinued operations	12	35	185
Income from continuing operations	1,413	1,082	1,536
Adjustments to reconcile to net cash provided by operating activities:
Depreciation, decommissioning and amortization	2,098	2,005	1,815
Allowance for equity during construction	(74)	(87)	(65)
Impairment and other charges	—	5	157
Deferred income taxes and investment tax credits	190	449	522
Other	20	(28)	20
Nuclear decommissioning trusts	(179)	(428)	39
EME settlement payments, net of insurance proceeds	(209)	(176)	(225)
Changes in operating assets and liabilities:
Receivables	52	49	64
Inventory	8	14	(25)
Accounts payable	35	8	14
Prepaid and accrued taxes	(6)	(28)	(100)
Other current assets and liabilities	211	(24)	(103)
Derivative assets and liabilities, net	13	45	(40)
Regulatory assets and liabilities, net	(292)	1,729	(358)
Other noncurrent assets and liabilities	(24)	(106)	(3)
Net cash provided by operating activities	3,256	4,509	3,248
Cash flows from financing activities:
Long-term debt issued or remarketed, net of discount and issuance costs of $7, $17, and $6 at respective periods	397	1,420	494
Long-term debt matured or repurchased	(220)	(762)	(607)
Preference stock issued, net	294	319	269
Preference stock redeemed	(125)	(325)	—
Short-term debt financing, net	611	(572)	1,079
Cash contribution from redeemable noncontrolling interest	—	—	—
Dividends to noncontrolling interests	(123)	(116)	(111)
Dividends paid	(626)	(544)	(463)
Other	(113)	(8)	(16)
Net cash provided by (used in) financing activities	95	(588)	645
Cash flows from investing activities:
Capital expenditures	(3,734)	(4,225)	(3,906)
Proceeds from sale of nuclear decommissioning trust investments	3,212	3,506	2,617
Purchases of nuclear decommissioning trust investments	(3,033)	(3,132)	(2,661)
Life insurance policy loans proceeds	140	—	—
Other	(1)	(41)	43
Net cash used in investing activities	(3,416)	(3,892)	(3,907)
Net (decrease) increase in cash and cash equivalents	(65)	29	(14)
Cash and cash equivalents at beginning of year	161	132	146
Cash and cash equivalents at end of year	$96	$161	$132